For Immediate Release November 20, 2006

Saia, Inc. Announces Four State Expansion with Acquisition

(DULUTH, Ga.) – Saia, Inc. (NASDAQ: SAIA), a leading multi-regional less-than-truckload (LTL) carrier, today announced that it has acquired The Connection Company (“The Connection”), a less-than- truckload carrier operating in four states. The Connection, headquartered in Columbus, Ohio, provides coverage to the Midwest markets in Indiana, Kentucky, Michigan and Ohio. Founded in 1983, The Connection has 20 terminals and 700 employees. The operations of The Connection will be integrated into Saia in early 2007 adding the major markets of Cincinnati, Cleveland, Columbus, Detroit, Indianapolis, Louisville and Toledo.

“This acquisition advances Saia toward our strategic goal of achieving complete coverage across North America” said Saia President, Rick O’Dell. “By extending our quality service into attractive, adjacent geography, there are also distinct advantages for our customers.” The expanded Saia organization will serve 34 states with 149 terminals.

The purchase price consideration of approximately $17.5 million is four times EBITDA. The Connection is a $70 million company with an operating ratio in the high 90’s. Excluding one-time costs, Saia expects the acquisition to break even in 2007 due to a step-up in employee wages and benefits and investments in capital and be accretive in 2008. The related one-time costs are approximately $3.5 million.

“We welcome The Connection employees and customers to Saia”, said O’Dell. “The Connection has been our partner since February 2006, so many of our customers are familiar with their coverage and service quality.”

Consistent with successful past integration strategy, Saia management plans to quickly integrate The Connection with the goal of accelerating enhanced customer service, operating efficiencies and synergy revenue development. The integration is expected to be completed in February 2007 with synergy lanes between the regions opened in March.

Saia will hold a conference call to discuss the acquisition today at 2:00 p.m. Eastern Time. To participate, please dial 1-887-558-9192, or 1-706-758-1748 for international calls. Callers should dial in five to ten minutes before the starting time. This call will be webcast live via the company’s web site at www.saia.com. A replay of the call will also be available from two hours after completion through November 27, by dialing 1-800-642-1687 or 1-706-645-9291 and using conference code 2596960. Supplemental information about the Saia expansion including a map of the new coverage area is available at www.saia.com.

Saia, Inc. (NASDAQ: SAIA) is a less-than-truckload provider of regional, interregional and guaranteed services covering 30 states. Saia is home to the industry-leading Xtreme Guarantee product, which guarantees total customer satisfaction from pick-up through invoicing. Saia offers complete North American coverage through partner agreements. With headquarters in Duluth, Ga. and a network of 129 terminals, Saia employs 7,600 people. For more information on Saia, Inc., visit www.saia.com.

The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand the future prospects of a company and make informed investment decisions. This news release contains these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “may,” “plan,” “predict,” “believe” and similar words or expressions are intended to identify forward-looking statements. Investors should not place undue reliance on forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements. All forward-looking statements reflect the present expectation of future events of our management and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors and risks include, but are not limited to, general economic conditions; indemnification obligations associated with the sale of Jevic Transportation, Inc.; cost and availability of qualified drivers, fuel, purchased transportation, property, revenue equipment and other operating assets; governmental regulations, including but not limited to Hours of Service, engine emissions, compliance with recent legislation requiring companies to evaluate their internal control over financial reporting and Homeland Security; dependence on key employees; inclement weather; labor relations; integration risks; effectiveness of company-specific performance improvement initiatives; competitive initiatives and pricing pressures; terrorism risks; self-insurance claims, equity-based compensation and other expense volatility; the Company’s determination from time to time whether to purchase any shares under the repurchase program; and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s SEC filings.

CONTACT:	Saia, Inc. Renée McKenzie 678.542.3910 RMcKenzie@Saia.com